UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2005

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Merritt 7

Norwalk, CT 06851-1091

(Address of principal executive offices)

(203) 810-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement.

On July 27, 2005, FactSet Research Systems Inc. entered into a definitive agreement to acquire all the outstanding share capital of StreamVPN Limited. Upon completion, FactSet will pay consideration of £13,000,000, subject to adjustment based on levels of working capital. In addition, contingent consideration will be payable if certain subscription targets are met during a twelve-month period following the closing of the transaction.

Item 9.01:	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Agreement for the Sale and Purchase of the Share Capital of StreamVPN Limited, dated as of July 27, 2005, among the Sellers (as defined therein), Erik Wästlund, FactSet Holdings UK Limited and FactSet Research Systems Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

Date: July 29, 2005	By:	/s/ PETER G. WALSH
Peter G. Walsh
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Agreement for the Sale and Purchase of the Share Capital of StreamVPN Limited, dated as of July 27, 2005, among the Sellers (as defined therein), Erik Wästlund, FactSet Holdings UK Limited and FactSet Research Systems Inc.